UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported) December 17, 2009

American River Bankshares

(Exact name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-31525	68-0352144

(Commission File Number)	(IRS Employer Identification No.)

3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA	95670

(Address of Principal Executive Offices)	(Zip Code)

(916) 851-0123

(Registrant’s Telephone Number, Including Area Code)

          Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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The Index to Exhibits is on Page 3

Item 7.01 Regulation FD Disclosure.

On December 17, 2009 American River Bankshares issued a press release announcing the closing of a public offering of common stock

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

The information contained in this Item 7.01 and the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Company has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus relating to the offering may be obtained by contacting Howe Barnes Hoefer & Arnett, 222 S. Riverside Plaza, 7th Floor, Chicago, IL 60606 or by calling toll-free 800-800-4693.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

(99.1) Press Release dated December 17, 2009 with respect to the Registrant’s announcing the closing of a public offering of common stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/s/ Mitchell A. Derenzo

December 17, 2009	Mitchell A. Derenzo, Chief Financial Officer (Principal Accounting and Financial Officer)

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INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	Press Release dated December 17, 2009 with respect to the Registrant’s announcing the closing of a public offering of common stock	4

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